UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

ACROSS AMERICA REAL ESTATE CORP.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

Effective, March 30, 2007, GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC each have granted revolving notes due December 31, 2007, with a potential six month extension, in the individual amounts of $3,000,000, for an aggregate of $6,000,000. These notes are in addition to current aggregate revolving notes of $7,000,000 previously granted previously by these entities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 7.01 Regulation FD Disclosure

On April 12, 2007, we announced our new revolving notes with GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC . In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

Exhibit Number	Description
10.18	2007 Revolving Note-GDBA
10.19	2007 Revolving Note-BOCO
99.1	News release dated April 12, 2007 regarding our revolving notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007		Across America Real Estate Corp
	By:	/s/ Ann L. Schmitt
Ann L. Schmitt Chief Executive Officer